                                                                    EXHIBIT 10AI

                                                                  EXECUTION COPY

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") dated as of October 2, 1998, is by and between Zenith Electronics Corporation, a Delaware corporation (the "Company"), and Richard F. Vitkus (the "Executive").

          WHEREAS, the Executive currently serves as Senior Vice President and General Counsel of the Company pursuant to an Employment Agreement dated as of January 1,1997; and

          WHEREAS, the Company and the Executive desire to amend and restate the existing Employment Agreement by entering into this Agreement to provide for the continued employment of the Executive by the Company upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

          1. EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Company upon the terms and subject to the conditions contained in this Agreement. The term of employment of the Executive by the Company pursuant to this Agreement (the "Employment Period") shall commence on the date hereof and shall end on December 31, 2000, unless earlier terminated pursuant to Section 4, provided that the Employment Period shall automatically be extended as of December 31, 2000 for one additional year and, if so extended, shall automatically be further extended as of each December 31 thereafter, for additional consecutive one-year periods, unless either the Company or the Executive elects not to extend the Agreement by written notice given to the other party on or prior to the October 2 that precedes such December 31.

          2. Position and Duties. The Company shall employ the Executive during the Employment Period as its Senior Vice President and General Counsel. The Executive shall perform faithfully and loyally and to the best of his abilities the duties assigned to him hereunder, shall devote his full business time, attention and effort to the affairs of the Company and shall use his reasonable best efforts to promote the interests of the Company. The Executive shall report to such executive officer of the Company as shall be designated from time to time by the Chief Executive Officer of the Company (the "CEO") or the Board of Directors of the Company (the "Board"). Notwithstanding the foregoing, the

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Executive may engage in charitable, civic or community activities and, with the prior approval of the CEO or the Board, may serve as a director of any business corporation, provided that such activities of service does not materially interfere with his duties hereunder or violate the terms of any of the covenants contained Section 10 or 11.

               3.    Compensation.
                     ------------

               (a)   Base Compensation.  As compensation for the services to be
                     -----------------
provided by the Executive hereunder, the Company shall pay to the Executive during the Employment Period a minimum annual salary of $275,000 (the "Base
                                                                       ----
Salary"), payable in installments in accordance with the Company's normal
------
payment schedule for senior management or the Company. The Executive's salary may be increased or decreased from time to time, provided that the Executive's salary shall not be decreased below the Base Salary specified by this Section 3(a). The Executive's annual salary in effect from time to time under this
Section 3(a) is hereinafter called his "Base Compensation."

               (b)   Annual Incentive Compensation.  In addition to his Base
                     -----------------------------
Compensation, the Executive shall be entitled to receive an annual incentive compensation award for services rendered during the Employment Period, determined in accordance with Appendix A (the "Annual Incentive Compensation,"
                              ----------       -----------------------------
and together with the Base Compensation, the "Annual Compensation").
                                              -------------------

               (c)   Retention Bonus.  In addition to his Annual Compensation,
                     ---------------
the Executive shall be entitled to receive a retention bonus payable in two installments, each in the amount of 25% of his Base Compensation as in effect on the date of payment, on, or as soon as practicable after, each of January 1, 1999 and July 1, 1999 (the "Retention Bonus"); provided, however, that the right
                            ---------------    --------  -------
to receive each such payment shall be subject to the condition (and only to the condition) that the Executive shall not have voluntarily terminated his employment hereunder or been terminated for Cause (as defined in Section 8) prior to the relevant payment date (other than as a result of his death or disability).


               (d)   Long-Term Incentive Bonus.  In addition to his Annual
                     -------------------------
Compensation and his Retention Bonus, the Executive shall be entitled to receive a long-term incentive bonus for services rendered during the Employment Period, determined in accordance with Appendix B (the "Long-Term Incentive Bonus").
                              ----------       -------------------------


               (e)   Supplemental Long-Term Disability Benefits.  During the
                     ------------------------------------------
Employment Period, the Executive shall be eligible for supplemental long-term disability benefits, the current terms of which are described on Appendix C
                                                                 ----------
attached hereto.


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          (f) Supplemental Life Insurance Benefits. During the Employment
              ------------------------------------
Period, the Executive shall be eligible for supplemental life insurance benefits, the current terms of which are described on Appendix D attached
                                                      ----------
hereto.

          (g) Other Benefits. In addition to the benefits described in
              --------------
subsections (c), (d), (e) and (f) above, the Executive shall be entitled to participate in all employee benefit plans generally available to those executives who are parties to agreements with the Company which are comparable to this Agreement, including, as of the date of this Agreement, automobile allowance, home observation programs, tax, legal and financial services, group medical and dental, health and accident, group life insurance, long-term disability, short-term disability, executive insurance, pension, profit sharing and 401(k) plans. The Executive shall be entitled to take time off for vacation or illness in accordance with the Company's policy for senior executives and to receive all other fringe benefits as are from time to time made generally available to senior executives of the Company. The Company may from time to time modify the benefits provided to the Executive, provided that all such modifications are made on the same basis for all executives in positions comparable to that of the Executive.

          (h) Expense Reimbursement. The Company shall reimburse the Executive
              ---------------------
for all proper expenses incurred by him in the performance of his duties hereunder in accordance with the Company's policies and procedures.

          (i) Entitlement to Incentive Compensation. Notwithstanding any other
              -------------------------------------
provision of this Agreement, the Executive shall be entitled to receive, when and as payable in the ordinary course, any unpaid Annual Incentive Compensation and any unpaid Long-term Incentive Bonus which is determined by reference to a period which has ended prior to the year in which the Termination Date occurs.

          4.  Termination of Employment Period. The Employment Period shall be
              --------------------------------
terminated upon the first to occur of (i) termination of the employment of the Executive by the Company at any time without Cause (as such term is defined in Section 8) upon written notice given to the Executive at least 30 days prior to such termination, (ii) the election by the Company pursuant to Section 1 not to extend this Agreement in accordance with Section 1, (iii) the election by the Executive pursuant to Section 1 not to extend this Agreement in accordance with
Section 1, (iv) termination of the employment of the Executive by the Company at any time for Cause or Serious Misconduct upon written notice given to the Executive, (v) termination of the employment of the Executive by the Company on account of the Executive's having become unable (as determined by the Board in good faith) to

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regularly perform his duties hereunder by reason of illness or incapacity for a period of more than 180 consecutive days, (vi) termination of the employment of the Executive by reason of retirement, (vii) the Executive's death, (viii) termination of employment by the Executive at any time upon written notice given to the Company at least 90 days prior to such termination which specifies a Termination Date prior to or after December 31, 1999 or (ix) termination of employment by the Executive upon written notice given to the Company on or prior to October 2, 1999 which specifies a Termination Date of December 31, 1999. The date on which the Employment Period terminates is hereinafter referred to as the "Termination Date." Notwithstanding anything to the contrary herein, under no
 ----------------
circumstances shall termination of employment pursuant to clauses (i), (ii),
(iii), (v), (viii) or (ix) above be considered termination of employment by reason of retirement (except for purposes of Appendix D).

          5. Consequences of Termination Outside of a Change in Control Period.
             -----------------------------------------------------------------
If a Termination Date occurs, other than within a Change in Control Period, as defined in Section 8, the Executive shall be entitled to receive the Retention Bonus provided in Section 3(c) (except as otherwise provided therein), any Annual Incentive Compensation and Long Term Incentive Bonus earned under Sections 3(b), (d) and (i) and not previously paid and the compensation and benefits specified by this Section 5 in lieu of any severance amounts which otherwise would be payable to the Executive.

          (a) Termination by Company Without Cause. If the Employment Period
              ------------------------------------
terminates for a reason set forth in clause (i) of Section 4;

              (i) the Company shall pay to the Executive (A) Base Compensation otherwise payable through the Termination Date, (B) vacation pay accrued through the Termination Date and (C) reimbursement of expenses incurred through the Termination Date, in each case to the extent not theretofore paid;

               (ii) the Company shall pay to the Executive, if the termination occurs prior to January 1, 2000, an amount equal to one and one-half times the Executive's Annual Compensation for the year in which the Termination Date occurs, or if the termination occurs on or after January 1, 2000, one times the Executive's Annual Compensation for the year in which the Termination Date occurs (assuming in each case that Annual Incentive Compensation will be paid at the target level);

               (iii) the Company shall pay to the Executive a pro rata portion of (A) the Executive's targeted Annual

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               Incentive Compensation for the year in which the Termination Date occurs and (B) the Executive's Long-Term Incentive Bonus, each of which shall be determined and payable as soon as possible; the Long-Term Incentive Bonus portion shall be based on the appropriate percentage of the Executive's aggregate Base Compensation earned from January 1, 1998 through the end of the month in which the Termination Date occurs, as determined by the Board or its delegate in the manner described in Section 3 after prorating through the end of the month in which the Termination Date occurs on a straight line basis over the three year period the applicable performance criteria set forth on (or determined pursuant to) Appendix B;
                            ----------


                    (iv) the Company shall provide the Executive with continued
               coverage, or substantially equivalent coverage, during the period represented by the amount of the Annual Compensation payment under clause (ii) (i.e., one and one-half years or one year, as
                                  ----
               the case may be) under all welfare benefit plans or arrangements (including group medical and dental, health and accident, long-term disability, short-term disability, group life insurance, and executive insurance programs) unless the Executive becomes covered under similar plans or arrangements maintained by a subsequent employer; provided that if the Company is unable to
                                    --------
               provide such continued coverage or substantially similar coverage, the Company shall pay the Executive a lump sum cash amount equal to the present value of such benefits; and


                    (v) the Company shall provide to the Executive outplacement services appropriate for the Executive in accordance with industry standards (the cost of which shall not exceed 15% of the Executive's Base Compensation).

If the Company shall cause the "Constructive Discharge" of the Executive as defined in Section 8, it shall be treated for all purposes hereunder as a termination of the employment of the Executive without Cause.

               (b) Failure of Company to Renew Agreement. If the Employment
                   -------------------------------------
Period terminates for a reason set forth in clause (ii) of Section 4, in lieu of any severance amounts which otherwise would be payable to the Executive, the Company shall (i) pay to the Executive the amounts or provide the Executive the benefits set forth in Sections 5(a) (i), (ii), (iii) and (v) and (ii) provide to the Executive the benefits described in Section 5(a) (iv) for the period of one year commencing on the Termination Date.

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          (c) Termination for Cause. If the Employment Period terminates for a
              ---------------------
reason set forth in clause (iv) of Section 4, (1) the Company shall pay to the Executive the amounts set forth in Section 5(a) (i), (ii) the Company may, in its sole discretion, but shall have no obligation to, pay to the Executive the amount of the targeted Annual Incentive Compensation for the year in which the Termination Date occurs, prorated to the Termination Date, and (iii) the Executive shall not be entitled to any severance payments, but shall be entitled to any benefits payable under applicable plans.

          (d) Disability, Retirement or Death. If the Employment Period
              -------------------------------
terminates for any reason set forth in clause (v), (vi) or (vii) of Section 4,
(i) the Company shall pay to the Executive or his executor, administrator or other legal representative, as the case may be, the amounts set forth in Section 5(a) (i), (ii) the Company may, in its sole discretion, but shall have no obligation to, pay to the Executive or his executor, administrator or other legal representative, as the case may be, the amount of the targeted Annual Incentive Compensation for the year in which the Termination Date occurs, prorated to the Termination Date, and (iii) and the Executive (or his executor, administrator or other, legal representative, as the case may be) shall not be entitled to any severance payments, but shall be entitled to any benefits payable under applicable plans.

          (e) Failure of Executive to Renew Agreement; Voluntary Termination by
              -----------------------------------------------------------------
the Executive Prior to or After December 31, 1999. If the Employment Period
-------------------------------------------------
terminates for any reason set forth in clause (iii) or (viii) of Section 4, (1) the Company shall pay to the Executive the amounts set forth in Section 5(a)
(i), (ii) the Company may, in its sole discretion, but shall have no obligation to, pay to the Executive the amount of the targeted Annual Incentive Compensation for the year in which the Termination Date occurs, prorated to the Termination Date, and (iii) the Executive shall not be entitled to any severance payments, but shall be entitled to any benefits payable under applicable plans.


          (f) Voluntary Termination by the Executive On December 31, 1999.
              -----------------------------------------------------------
Notwithstanding the foregoing provisions of this Section 5, if the Employment Period terminates for any reason set forth in clause (ix) or Section 4, and whether or not the Termination Date occurs during a Change in Control Period, as defined in Section 8, the Company shall (i) pay to the Executive the amounts set forth in Section (5)(a) (i), (ii), (iii) (A) and (v) and (ii) provide to the Executive the benefits described in Section 5(a) (iv) for the period of one and one-half years commencing on the Termination Date; provided that, for this purpose, the amounts set forth in Section 5(a) (iii) (A) shall be determined based upon the actual Annual Incentive Compensation for 1999 rather than the targeted level. The provisions of this paragraph are not intended to limit the

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Executive's right to severance payments and other benefits under Section 6 to the extent that the Executive is entitled thereto; however, no severance payments or other benefits shall be payable or due the Executive under this
Section 5 in any circumstance where Executive obtains the severance payments and other benefits provided in Section 6(a).

          6.  Consequence of Termination Within Change in Control Period.
              ----------------------------------------------------------

          (a) Termination Payments and Benefits. If during a Change in Control
              ---------------------------------
Period, as defined in Section 8, the Employment Period of the Executive terminates other than by reason of a Nonqualifying Termination, as defined in
Section 8, then the Company shall pay or provide to the Executive (or his executor, administrator or other legal representative, as the case may be) within 30 days following the Termination Date, as compensation for services rendered to the Company and in lieu of any severance amounts which otherwise would be payable to the Executive, the following amounts:

               (i) the Company shall pay to the Executive a lump sum cash amount equal to the sum of (A) the Executive's Base Compensation, accrued vacation pay and reimbursable expenses incurred through the Termination Date, in each case to the extent not theretofore paid, (B) the Executive's Annual Incentive Compensation in an amount equal to the annualized (for any fiscal year consisting of less than 12 full months or with respect to which the Executive has been employed by the Company for less than 12 full months) bonus payable to the Executive by the Company for the fiscal year in which the Termination Date occurs (determined at the higher of the target or actual level of performance for such year), multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the termination occurs prior to the Termination Date and the denominator of which is 365 or 366, as applicable, (C) a pro rata portion of the Executive's Long-Term Incentive Bonus, calculated in the manner described in Section 5(a) (iii), (D) three times the Executive's highest annual rate of Base Compensation during the three full fiscal years prior to the Termination Date, (E) three times the greater of
          (I) the Executive's highest Annual Incentive Compensation (or predecessor annual bonus) payable during the three full fiscal years prior to the Termination Date and (II) the target Annual Incentive Compensation for the year in which the Termination Date occurs, (F) any Retention Bonus not previously paid to the Executive, whether or not then due, and (G) all

                                      7


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          accruals under the Zenith Electronics Corporation Supplemental
          Salaried Profit Sharing Retirement Plan;

               (ii) for a period of three years commencing on the Termination Date, or until such earlier date on which the Executive becomes covered under similar plans maintained by a subsequent employer, the Company shall continue to provide the Executive and his dependents with coverage, or shall provide substantially equivalent coverage, under all welfare benefit plans or arrangements (including group medical and dental, health and accident, long-term disability, short-term disability, group life insurance and executive insurance programs) with the same level of coverage, upon the same terms and otherwise to the same extent as such plans or arrangements shall have been in effect immediately prior to the Termination Date or, if more favorable to the Executive, as provided generally with respect to other peer executives of the Company. If the Company cannot provide such continued coverage or substantially equivalent coverage, the Company shall pay the Executive a lump sum cash amount equal to the present value of such coverage; and

               (iii) the company shall provide ourplacement services appropriate for the Executive in accordance with industry standards (which shall not exceed 15% of the Executive's Base Compensation).

          (b)  Nonqualifying Termination Within Change in Control Period. If
               ---------------------------------------------------------
during a Change in Control Period the Employment Period shall terminate by reason of a Nonqualifying Termination, as defined in Section 8, then the Company shall pay to the Executive (or to his executor, administrator or other legal representative, as the case may be) within 30 days following the Termination Date, a lump sum cash amount equal to the sum of the Executive's Base Compensation payable through the Termination Date, any vacation pay accrued prior to the Termination Date and any reimbursable expenses incurred prior to the Termination Date, in each case to the extent not theretofore paid.

          (c)  Bonus Payments. In the event of a termination described in
               --------------
Section 6(a) or Section 6(b) as described above, in addition to the amounts therein provided, the Executive shall be entitled to received the Retention Bonus provided in Section 3(c) (except as otherwise provided therein) and any Annual Incentive Compensation and Long Term Incentive Bonus earned under Sections 3(b), (d) and (i) and not previously paid.

          7.   Certain Additional Payments by the Company.
               ------------------------------------------

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          (a)  Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement of otherwise, but determined without regard to any additional payments required under this Section 7; (a "Payment") would be subject to the excise tax
                                   -------
imposed by Section 4999 of the Internal Revenue Code of 1980, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect
 ----
to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then
                                                            ----------
the Executive shall be entitled to receive an additional payment (a "Gross-Up
                                                                     --------
Payment") in an amount such that after payment by the Executive of all taxes
-------
(including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 7(c), all determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed
                             ---------------
supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 7, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations
       ------------
                                       9
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required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and
--------  -------
expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such

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contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs the Executive to pay
           -------- -------
such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating
    -------- -------
to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7(c), the Executive becomes entitled to receive, and receives, any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 7(c) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to
Section 7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid; provided that to the extent that such advance being forgiven shall result in increased federal, state and local taxes, Executive shall be paid an additional amount (to the extent not payable pursuant to any of the other provisions of this Agreement) sufficient, after paying all federal, state and local taxes on such amount, to provide Executive with an amount in cash equal to the amount of increased federal, state and local taxes incurred with respect to such advance having been forgiven.

          8.   Definitions.   As used in this Agreement, the following terms
               -----------
shall have the respective meanings set forth below;

          (a)  "Cause" means (i) embezzlement or misappropriation of corporate
                -----
funds by the Executive, (ii) commission by the Executive of a felony involving moral turpitude or (iii) a material

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breach by the Executive of the Executive's duties and responsibilities to the
Company as in effect on the date hereof, including the refusal to perform or the substantial disregard of such duties, other than as a result of incapacity due to physical or mental illness, which is demonstrably willful and deliberate, which is committed in bad faith or without a reasonable belief that the breach is in the Company's best interests, and which is not remedied within a reasonable period of time after receipt of written notice of such breach.

               (b)  "Change in Control" means:
                     -----------------

                     (i) the acquisition by any individual, entity or group (a
               "Person"), including any "person" within the meaning of Section
                ------
               13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership within the meaning of
                ------------
               Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined
                     --------------------------------
               voting power of then outstanding securities of the Company entitled to vote generally in the election of, directors (the "Outstanding Company Voting Securities"), provided such ownership
                -------------------------------------    --------
               interest is greater than the interest then owned by LG Electronics, Inc. and its affiliates (collectively, "LGE"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company or LGE, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 8(b); provided further, that for purposes of clause (B), if any
                     ----------------
               Person (other than the Company, LGE or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Company Common Stock or 25% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company (and which ownership interest is greater than the interest then owned by LGE), and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

                    (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute
                           ---------------
               at least a majority of such board; provided that any individual
                                                  --------
               who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote or at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; and

                    (iii) approval by the stockholders at the Company of a
               reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a
                           ---------------------
               Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than; the Company or LGE; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.

Notwithstanding anything else contained herein to the contrary, in no event shall the reorganization of the Company in bankruptcy (the "Reorganization") or
                                                            --------------
the occurrence of any of the events described in paragraphs (i), (ii) or (iii) of this Section 8(b) in connection with the Reorganization, be deemed to constitute a Change in Control, if and to the extent that, immediately following the Reorganization, LGE is the holder of record of not less than 50% of the Outstanding Company Voting Securities.

               (c)  "Change in Control Period" means the period of time
                     ------------------------
beginning on the date on which a Change in Control is consummated and ending on the earlier to occur of (i) 24 months following such Change in Control and (ii) the Executive's death.

               (d)  "Constructive Discharge" by the Company means the Executive
                     ----------------------
electing to terminate his employment with the Company if (i) the Company commits a material breach of this Agreement, (ii) Executive gives the Company written notice of such material breach, (iii) the Company fails to fully remedy such material breach within 30 days of Executive's written notice, and (iv) Executive by written notice to the Company within 90 days of the expiration of such 30 days period terminates his employment.

               (e)  "Good Reason" means, without the Executive's express written
                     -----------
consent, the occurrence of any of the following events within a Change in Control Period:

                    (i) any of (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position(s), duties, responsibilities or status with the Company immediately prior to the commencement of such Change in Control Period, (ii) a change in the Executive's reporting responsibilities, titles or offices with the Company as in effect immediately prior to the commencement of such Change in Control Period or (iii) any failure to re-elect the Executive to any position with the Company held by the

          Executive immediately prior to the commencement of such Change in Control Period;

               (ii) a reduction by the Company in the Executive's rate of Base Compensation as in effect immediately prior to the commencement of such Change in Control Period or as the same may be increased from time to time thereafter or the failure by the Company to increase such rate of Base Compensation each year after the commencement of such Change in Control Period by an amount which at least equals, on a percentage basis, the mean average percentage increase, during the two full fiscal years of the Company immediately preceding the commencement of such Change in Control Period, in the rates of base salary for all officers of the Company elected by the Board;

               (iii) the failure of the Company to pay the Executive his Annual Incentive Compensation at or greater than the target level in effect in the year in which the Change in Control Period commences;

               (iv) any requirement of the Company that the Executive (i) be based anywhere other than at, the facility where the Executive is located immediately prior to the commencement of such Change in Control Period or (ii) travel on Company business to an extent substantially more burdensome than the travel obligations of the Executive immediately prior to the commencement of such Change in Control Period,

               (v) an election by the Company not to extend the Employment Period in accordance with Section 1;

               (vi) the failure of the Company to (i) continue in effect any employee benefit plan or compensation plan in which the Executive is participating immediately prior to the commencement of such Change in Control Period, unless the Executive is permitted to participate in other plans providing the Executive with substantially comparable benefits, or the taking of any action by the Company which would adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such plan, (ii) provide the Executive and the Executive's dependents welfare benefits (including, without limitation, group medical and dental, health and accident, long-term disability, short-term disability, group life insurance, and executive insurance programs) in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliate companies in effect for the Executive immediately prior to the commencement of such Change in Control Period or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, (iii) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the Executive immediately prior to the commencement of such Change in Control Period or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, (iv) provide the Executive with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive immediately prior to the commencement of such Change in Control Period or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies, or (v) reimburse the Executive promptly for all reasonable employment expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive immediately prior to the commencement of such Change in Control Period, or if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; or

               (vii) the failure of the Company to obtain the assumption agreement from any successor as contemplated in Section 18(b).

          For purposes of this Agreement, any good faith determination of Good Reason made by the Executive shall be conclusive; provided, however, that an
                                                  --------  -------
isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive shall not constitute Good Reason.

          (f)  "Nonqualifying Termination" means a termination of the Employment
                -------------------------
Period (i) by the Company for Serious Misconduct, (ii) by the Executive as a result of his election pursuant to Section 1 not to extend the Agreement in accordance with Section 1 or by the Executive at any other time for any reason, in either case other than for Good Reason, (iii) as a result of the Executive's death or (iv) by the Company due to the Executive's absence from his duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Executive's incapacity due to physical or mental illness. A termination of the Employment Period for any reason not expressly set forth in the preceding sentence, including, without limitation, the election by the Company not to extend the Agreement pursuant to Section 1, shall not constitute a Nonqualifying Termination.

          (g)  "Serious Misconduct" means (i) embezzlement or misappropriation
                ------------------
of corporate funds by the Executive, (ii) commission by the Executive of a felony involving moral turpitude or (iii) a material breach by the Executive of the Executive's duties and responsibilities to the Company as in effect prior to the commencement of the Change in Control Period, including the refusal to perform or the substantial disregard of such duties, other than as a result of incapacity due to physical or mental illness, which is demonstrably willful and deliberate, which is committed in bad faith or without a reasonable belief that the breach is in the Company's best interests, and which is not remedied within a reasonable period of time after receipt of written notice of such breach.

          9.   Federal and State Withholding. The Company shall deduct from the
               -----------------------------
amounts payable to the Executive pursuant to this Agreement the amount of all required federal and state withholding taxes in accordance with the Executive's Form W-4 on file with the Company and all applicable social security taxes.

          10.  Noncompetition; Nonsolicitation.
               -------------------------------

          (a) The Executive acknowledges that in the course of his employment with the Company pursuant to this Agreement he will become familiar, and during the course of his employment with the Company or any of its subsidiaries prior to the date of this Agreement he has become familiar, with trade secrets and customer lists of, and other confidential information concerning, the Company and its subsidiaries and that his services have been and will be of special, unique and extraordinary value to the Company.

          (b) The Executive agrees that during the Employment Period and, if the Employment Period terminates for a reason set forth in clause (i) or (ii) of
Section 4, for a period of two years thereafter (the "Noncompetition Period"),
                                                      ---------------------
he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business being conducted by the Company or any of its subsidiaries as of the termination of the Employment Period in any geographic area in which the Company is then conducting such business.

          (c) The Executive further agrees that during the Noncompetition Period he shall not in any manner, directly or indirectly induce or attempt to induce any employee of the Company or any of its subsidiaries to terminate or abandon his or her employment for any purpose whatsoever.

          (d) Nothing in this Section 10 shall prohibit the Executive from being (i) a stockholder in a mutual fund or a diversified investment company or
(ii) a passive owner of not more than two percent of the outstanding stock of any class of a corporation any equity securities of which are publicly traded, so long as the Executive has no active participation in the business of such corporation.

          (e) If, at any time of enforcement of this Section 10, a court holds that the restrictions stated herein unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          11.  Confidentiality. The Executive shall not, at any time during the
               ---------------
Employment Period or thereafter, make use of or disclose, directly or indirectly, any trade secret or other confidential or secret information of the Company or of its subsidiaries or other technical, business, proprietary or financial information of the Company or of its subsidiaries not available to the public generally or to the competitors of the Company or of its subsidiaries ("Confidential Information"), except to the extent that such Confidential
  ------------------------
Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of the Executive, or (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency. Promptly following the termination of the Employment Period, the Executive shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data relating to any Confidential Information or the business of the Company or of its subsidiaries which he may then possess or have under his control (together with all copies thereof); provided, however, that the Executive may retain copies of such documents as are necessary for the preparation of his federal or state income tax returns and other personal financial purposes (including defense and prosecution of claims); provided further it shall not be a violation of this Agreement for Executive to disclose Confidential Information while employed by the Company when the Executive in good faith reasonably believes he is pursuing the Company's best interests.

          12.  Enforcement. The parties hereto agree that the Company would be
               -----------
damaged irreparably in the event any provision of Sections 10 or 11 of this Agreement were not performed in accordance with their respective terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Therefore, the Company or its successors or assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security).

          13.  Survival. Sections 10, 11 and 12 of this Agreement and any rights
               --------
and remedies arising out of this Agreement shall survive and continue in full force and effect in accordance with the respective terms hereof, notwithstanding any termination of the Employment Period.

          14.  Reimbursement of Expenses. If any contest or dispute shall arise
               -------------------------
under this Agreement involving termination of the Executive's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Executive, on a current basis, for all legal fees and expenses, if any, incurred by the Executive in connection with such contest or dispute, together with interest in an amount equal to the prime rate from time to time in effect, as published in The Wall Street Journal under "Money Rates," but in no event higher than the
-----------------------
maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives the Executive's statement for such fees and expenses through the date of payment thereof; provided, however, that in the
                                              --------  -------
event the resolution of any such contest or dispute includes a finding denying, in total, the Executive's claims in such contest or dispute, the Executive shall be required to reimburse the Company, over a period of 12 months from the date of such resolution, for all sums advanced to the Executive pursuant to this
Section 14. If the amounts of Executive's federal, state and local taxes are increased by Executive's receipt of reimbursement pursuant to this Section 14 ("Reimbursement Tax Increase"), such reimbursement shall be increased by an
  --------------------------
amount ("Tax Gross-Up Amount") sufficient after paying all amounts of increases
         -------------------
in federal, state and local taxes occurring by virtue of Executive's receipt of such Tax Gross-Up Amount to provide Executive with an amount equal to such Reimbursement Tax Increase.

          15.  Notices. All notices and other communications required or
               -------
permitted under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by courier or overnight express service or five days after having been sent by certified or registered mail, postage prepaid, addressed (a) if to the Executive, to the Executive's address set forth in the records of the Company or, if to the Company, to Jeffrey P. Gannon, President and Chief Executive Officer, Zenith Electronics Corporation, 1000 Milwaukee Avenue 60025 or (b) to such other address as either party may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          16. Severability. Whenever possible, each provision of this Agreement
              ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          17.  Entire Agreement. This Agreement constitutes the entire agreement
               ----------------
and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understanding, agreements or representations (including indemnification arrangements and existing employee benefit plans and programs) by or between the parties, written or oral, which may have related in any manner to the subject matter hereof other than rights to indemnification, if any, for the benefit of the Executive. Pursuant to, but not in limitation of, the foregoing sentence, the Employment Agreement dated January 1, 1997 between the Company and the Executive shall be terminated, effective as of the date hereof, and shall have no further force or effect, and the Executive and the Company each release any and all claims and any rights arising thereunder.

          18.  Successors; Binding Agreement.
               ------------------------------

          (a) This Agreement shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

          (b) The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in paragraph (a) of this Section 18, it will cause any successor or transferee unconditionally to assume, by written instrument delivered to the Executive (or his executor, administrator or other legal representative, as the case may be), all of the obligations of the Company hereunder. Failure of the Company to obtain such assumption prior to the effectiveness of any such merger, consolidation or transfer of assets shall be a breach of this Agreement and shall entitle the Executive to compensation and other benefits from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Executive's employment were terminated during a Change in Control Period other than by reason of a Nonqualifying Termination. For purposes of implementing the foregoing, the date on which any such merger, consolidation or transfer becomes effective shall be deemed the Termination Date.

          (c) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amounts would be payable to the Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons appointed in writing by the Executive to receive such amounts or, if no person is so appointed, to the Executive's estate.

          19.  Governing Law. This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the internal laws of the State of Illinois without regard to the principle of conflict of laws.

          20.  Amendment and Waiver. The provisions of this Agreement may be
               --------------------
amended or waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

          21.  Counterparts. This Agreement may be executed in two counterparts,
               ------------
each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                              ZENITH ELECTRONICS CORPORATION


                                              By:  /s/ Jeffrey P. Gannon
                                                  ------------------------------

                                              Its:     President & Chief
                                                       Executive Officer
                                                  ------------------------------

                                              RICHARD F. VITKUS

                                              /s/ Richard F. Vitkus
                                              ----------------------------------

                                  APPENDIX A

                         Annual Incentive Compensation
                         -----------------------------

          For each fiscal year of the Company, the Executive shall be entitled to Annual Incentive Compensation in an amount equal to between 50% (target performance) and 100% (maximum performance) or, if applicable, a lesser amount if target performance is not achieved for each performance criteria, of his average Base Compensation for the year. Such Annual Incentive Compensation will be based upon the extent to which specified target and maximum levels of performance criteria are achieved for such year.

          For 1998, the performance criteria will be comprised of the following corporate objectives, each having the weighting allocation designated below:

          1.   Adjusted Operating Income               35%

          2.   Operating Cash Flow                     35%

          3.   Cash Flow from Restructuring
               (i.e., proceeds from assets
               sales less cash for Restructuring)      30%

          For years after 1998, the weighting allocation of the Annual Incentive Compensation among each of the performance criteria and the corresponding performance levels shall be established as soon as practicable after the beginning of the relevant fiscal year by the Board (or a duly authorized committee thereof) upon recommendation from the CEO. Achievement of the performance criteria shall be determined by the Board or its delegate based on audited financial statements of the Company; provided, however, that in
                                             --------  -------
determining the extent to which such criteria have been attained, such criteria shall be subject to appropriate and equitable adjustments by the Board or its delegate to reflect extraordinary events or circumstances, such as mergers, acquisitions, dispositions or similar events. To the extent that the performance criteria are attained at a specified performance level for any component of the formula which is at or above the minimum performance level, the corresponding portion (determined based on both the weighting allocation of the performance criteria and the level at which performance is achieved) of the Annual Incentive Compensation shall be payable. At achievement of performance between specified performance levels (including target and maximum levels of performance), the percentage of Base Compensation payable with respect to a particular performance criteria shall be determined by mathematical interpolation.

          For 1998, the performance levels for each performance criteria shall be:

Performance             Minimum            Level II            Level III            Target             Maximum
-----------             -------            --------            ---------            ------             -------
 Criteria                (25%)               (45%)               (70%)              (100%)              (200%)
 --------                -----               -----               -----              ------              ------
Adjusted            ($155,000,000)      ($140,000,000)      ($130,000,000)      ($117,000,000)      ($45,000,000)
Operating
Income (35%)

Operating Cash      ($115,000,000)      ($100,000,000)      ($ 90,000,000)      ($ 78,000,000)       $         0
Flow (35%)

Cash Flow from      ($ 20,000,000)      ($ 10,000,000)      ($  2,000,000)       $  3,000,000        $20,000,000
Restructuring
(30%)

          For example, if the Executive's average Base Compensation for the year was $100,000 and if the Company had earnings before taxes of ($135,000,000), operating cash flow of ($120,000,000) and cash flow from restructuring of $25,000,000, the Executive's Annual Incentive Compensation would be determined a follows:

          (i) Adjusted Operating Income Portion: (35% weighting * (50% of $100,000) = target) * (45% for Level II performance) + ((($140,000,000) -
     ($135,000,000)/($140,000,000) - ($130,000,000)) * (70% - 45%) for
     interpolated portion of Level III performance) = $ 7,887.50.

          (ii) Operating Cash Flow Portion: (35% weighting * (50% of $100,000) = target) * (0% for inability to meet minimum performance level) = $0.

          (iii) Cash Flow From Restructuring Portion: (30% weighting * (50% of $100,000) = target) * (200% for maximum performance = $30,000.

          Total: $ 37,887.50
                   =========

                                  APPENDIX B

                           Long-Term Incentive Bonus
                           -------------------------

          The Executive shall be entitled to a Long-Term Incentive Bonus payable on the later of March 31, 2001 or 30 days after receipt of the Company's audited financial statements for calendar year 2000 (the "Long-Term Incentive
                                                          -------------------
Bonus"), based upon the extent to which specified target and maximum levels of
-----
performance criteria are achieved for the three year period of 1998 to 2000. The Executive's Long-Term Incentive Bonus will be equal to 225% of his average Base Compensation for such three year period if target performance is achieved and 300% of such average Base Compensation if maximum performance is achieved.

          The performance criteria will be comprised of the following corporate objectives, each having the weighting allocation designated below:

          1.   Adjusted Operating Income               30%

          2.   Operating Cash Flow                     30%

          3.   Cash Flow from Restructuring
               (i.e., proceeds from assets
               sales less cash for Restructuring)      20%

          4.   Digital Income (i.e., gross
               profit on digital products
               and VSB royalties)                      20%

          Achievement of the performance criteria shall be determined by the Board or its delegate based on audited financial statements of the Company; provided, however, that in determining the extent to which such criteria have
--------  -------
been attained, such criteria shall be subject to appropriate and equitable adjustments by the Board or its delegate to reflect extraordinary events or circumstances, such as mergers, acquisitions, dispositions or similar events. To the extent that the performance criteria are attained at a specified performance level for any component of the formula which is at or above the minimum performance level, the corresponding portion (determined based on both the weighting allocation of the performance criteria and the level at which performance is achieved of the Long-Term Incentive Bonus shall be payable. At achievement of performance between specified performance levels (including target and maximum levels of performance), the percentage of Base Compensation payable with respect to a particular performance criteria shall be determined by mathematical interpolation.

          Performance levels for each performance criteria for the 1998-2000 period shall be:

  Performance            Minimum           Level II           Level III           Target           Maximum
  -----------            -------           --------           ---------           ------           -------
   Criteria               (25%)              (45%)              (70%)             (100%)            (200%)
   --------               -----              -----              -----             ------            ------
Adjusted             ($245,000,000)     ($225,000,000)     ($205,000,000)     ($187,000,000)     ($90,000,000)
Operating
Income (30%)

Operating Cash       ($140,000,000)     ($120,000,000)     ($100,000,000)     ($ 83,000,000)      $15,000,000
Flow (30%)

Cash Flow from       ($ 20,000,000)     ($ 10,000,000)      $          0       $  8,000,000       $60,000,000
Resturcturing
(20%)

Digital Income        $ 10,000,000       $ 13,000,000       $ 16,000,000       $ 20,000,000       $50,000,000
(20%)

                                  APPENDIX C

                  Supplemental Long-Term Disability Benefits
                  ------------------------------------------

          (a)  Purpose. The benefits provided by this Schedule shall be in
               -------
addition to the benefits provided by the long term disability plan maintained by the Company for salaried employees as of the date hereof (the "LTD Plan"),
                                                               --------
provided, however, that no benefits shall be payable under this Schedule if the Executive does not elect to participate in the LTD Plan.

          (b)  Definitions. As used in this Schedule, the following terms shall
               -----------
have the following respective meanings:

               (i)   "Disability" means the inability of the Executive arising
                      ----------
          during his employment by the Company to perform the duties pertaining to the employment position held by the Executive with the Company at the inception of such disability, if such inability is due to sickness or injury. If such disability continues for a period of more than 180 days, it shall become a "total long term disability" effective upon the expiration of such 180 days. The terms "disability" and "total long term disability" exclude disability resulting from intentional self-inflicted injuries or sickness.

               (ii)  "Maximum monthly salary" of the Executive means the maximum
                      ----------------------
          amount of monthly salary specified in the LTD Plan on which the benefit payments under such plan will be calculated and based. (As of the date hereof, benefits under the LTD Plan are 66-2/3% of monthly salary. The maximum monthly salary thereunder is $6,000 and the maximum monthly benefit thereunder is $4,000.)

          (c)  Benefits Payable. The amount of monthly benefits payable by the
               ----------------
Company to the Executive during a total long term disability of the Executive shall be 66-2/3% of the amount, if any, by which the actual monthly salary he was receiving immediately prior to the commencement of his disability exceeds his maximum monthly salary as heretofore defined, provided, however, that if such actual monthly salary exceeds $12,500, then the amount of such benefits payable by the Company to the Executive shall be limited to 66-2/3% of the amount by which $12,500 exceeds his maximum monthly salary.

          (d)  Exclusion. No benefits shall be payable under this Schedule if
               ---------
the LTD Plan has been terminated prior to the date of the commencement of the disability.

          (e)  Period of Benefit Payment. Benefits shall be payable by the
               --------------------------
Company to the Executive upon the commencement of

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

the total long term disability (180 days after inception of the disability) and thereafter as long as both of the following conditions continue to be satisfied:

               (i)   The long term disability continues, and

               (ii)  The Executive is under the care of a physician.

Notwithstanding the foregoing, the benefits hereunder shall cease and terminate upon the first of the following to occur:

               (i)   The cessation of the total long term disability.

               (ii)  The death of the Executive.

               (iii) The failure of the Executive to comply with Subsection (i) of this Schedule.

               (iv) The cessation of the payment of benefits to the Executive under the LTD Plan for any reason not specified above.

          (f)  Reduction or Termination of Benefits. If during the period of
               ------------------------------------
total long term disability the Executive becomes employed by any employer (including the Company) in a position substantially comparable to the employment position held by the Executive with the Company at the inception of such disability or if it is determined that the Executive is medically able to work in another such position, the Company shall then or at any time or times thereafter have the right to reduce the amount of benefits provided hereunder to any lesser amount specified by the Company or discontinue such benefits altogether.

          (g)  Effect of Termination of Long Term Disability Plan. In the event
               --------------------------------------------------
the Executive elects not to participate or elects to terminate his participation in the LTD Plan, then this Schedule shall be of no further force and effect, and the Company shall have no obligation to provide the benefits described herein. In the event the Executive does participate in and does not terminate his participation in the LTD Plan, and the LTD Plan is terminated by the Company subsequent to the commencement of the disability, the Executive shall nevertheless continue to be entitled to the benefits provided hereunder and, in addition, the Company shall be obligated to provide, and the Executive shall be entitled to receive, long term disability benefits in the same amounts and under the same terms and conditions as if the LTD Plan remained in full force and effect. Nothing herein shall prohibit the Company from at any time, or from time to time, establishing a substitute plan or plans for the LTD Plan, in which event: (1) the Company shall be relieved of its obligation to continue payment of benefits under the terminated LTD Plan and shall be obligated to provide benefits under the substituted plan or plans; and (2) "maximum monthly salary" defined in Subsection (b) (2) above shall mean the maximum monthly salary specified in such substitute plan or plans.

          (h)  Determinations. All determinations as to whether a disability or
               --------------
total long term disability exists at any time or has ceased to exist, all determinations as to date of commencement or cessation of such disability or total long term disability and all determinations as to whether the Executive is medically able to work in another position as provided in Subsection (f) shall be made by the Company's Corporate Medical Director (or if at any time no person holds such a position with the Company, then by any physician designated by the Company from time to time), which determination shall be final and binding on the parties hereto regardless of whether such determination is in accord with any medical or other decision made under the LTD Plan.

          (i)  Medical Examinations and Data. The Company at its own expense
               -----------------------------
shall have the right and opportunity to make a medical examination of the person of the Executive in the event of a sickness or injury of the Executive which constitutes or might constitute a disability or a total long term disability as herein defined and as often as the Company may require. Such examination shall be conducted by the Company's Corporate Medical Director or any physician designated by the Company from time to time. The Executive agrees to submit to all such examinations. In addition, the Company shall be entitled to examine and obtain copies of all medical records pertaining to such sickness or injury of any licensed physician, hospital, organization, institution or person and the Executive agrees to furnish the Company with written authorization to examine and obtain copies of such records as often as required by the Company.

                                  APPENDIX D

                     Supplemental Life Insurance Benefits
                     ------------------------------------

          (a)  Supplemental Life Insurance Benefit. The life insurance benefits
               -----------------------------------
provided in this Schedule shall be in addition to any group term life insurance program applying generally to salaried employees. In the event the Executive's employment with the Company is terminated for any reason, other than by death, prior to age fifty-five (55), no benefits shall be paid pursuant to this Schedule.

          (b)  Benefit Amount - Preretirement. If the Executive shall die prior
               ------------------------------
to retirement, the Company shall pay to the beneficiary designated by the Executive in writing (or, if the Executive fails to designate a beneficiary, to the Executive's estate) a lump sum equal to one and one-half (1-1/2) times the Executive's base salary at the date of death.

          (c)  Benefit Amount - Postretirement. The life insurance benefits
               -------------------------------
provided under this Schedule shall continue for a period of ten (10) years from the date of the Executive's retirement. If the Executive shall die within one year after the date of retirement, the Company shall pay to the beneficiary designated by the Executive in writing (or, if the Executive fails to designate a beneficiary, to the Executive's estate) a lump sum equal to one and one-half (1-1/2) times the Executive's base salary in effect on the date of the Executive's retirement. Thereafter, on each yearly anniversary after commencement of such ten (10) year period, the amount of such life insurance benefit shall be decrease by ten percent (10%) of the amount of such benefit in effect at the commencement of such ten (10) year period. If the Executive is alive on the tenth (10th) anniversary of the commencement of such ten (10) year period, the life insurance benefits provided under this Schedule shall cease and expire and be of no further force and effect and the Company shall have no further obligation hereunder.

          (d)  Purchase of Life Insurance Policy. The Company may, but is not
               ---------------------------------
required to, purchase a life insurance policy to fund the life insurance benefits payable to the Executive hereunder. If such an insurance policy is purchase by the Company, such policy shall name the Company as owner and beneficiary and, when purchased, shall remain a general unsecured, unrestricted asset of the Company, and neither the Executive nor any beneficiary of the Executive shall have any rights with respect to, or claim against, such policy. Such policy, if and when purchased by the Company, shall not be deemed to be held under any trust for the benefit of the Executive or any beneficiary of the Executive, nor shall such policy be deemed to be held in trust as collateral security for fulfilling the obligations of the Company hereunder. The benefits provided to the Executive and any beneficiary of the Executive under this Schedule are based upon the general credit of the Company and are otherwise unsecured. In the event the Company shall purchase a life insurance policy as set forth in this Subsection (d), and if a medical examination or examinations of the Executive and/or the furnishing of a health statement signed by the Executive (which statement may include an authorization by the Executive to any licensed physician or any organization, institution, or person that has knowledge of the Executive or his dependents to give such information to the insurer), is requested by the insurer, then the Executive agrees to submit to such examination or examinations or to provide such health statement in whatever form required by the insurer. If the Executive refuses to submit to such examination or examinations or to provide such health statement, then neither the Executive nor any beneficiary of the Executive shall have any right to the life insurance benefits provided under this Schedule and the Company shall have no further obligation hereunder.